UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2018

CERECOR INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Chief Financial Officer Transition

On July 12, 2018, Cerecor Inc. (the “Company”) entered into an employment agreement (the “Miller Employment Agreement”) with Joseph M. Miller for him to serve as the Company’s Chief Financial Officer, effective immediately, and as such he will serve as the Company’s principal financial and accounting officer.

From October 2015 until its acquisition by Mallinckrodt plc in early 2018, Mr. Miller was the vice president of finance at Sucampo Pharmaceuticals, Inc., a global biopharmaceutical company.  From 2006 to 2015, Mr. Miller was the Senior Director of Accounting, Americas of Qiagen N.V., a world-wide leader in sample and assay technologies, and prior to that, from 2004 to 2006, he served as the Vice President of Finance, Chief Financial Officer and Corporate Secretary of Eppendorf-5Prime, Inc., which was acquired by Qiagen in 2005.  He holds a B.S. degree in Accounting from Villanova University and is a Certified Public Accountant.

Mr. Miller is 44 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Miller had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Miller Employment Agreement, Mr. Miller commenced full-time employment with the Company on July 12, 2018 at an initial base salary of $320,000 per year, subject to review and adjustment by the Board from time to time.  The Compensation Committee of the Company has also granted Mr. Miller an option to purchase 105,000 shares of the Company’s common stock, which will vest over four years, and 45,000 restricted stock units, vesting in four equal annual increments, each as described in the Miller Employment Agreement. Mr. Miller will be eligible for discretionary annual bonus that may consist of cash and/or grants of equity awards of the Company, with a target bonus of 40% of his base salary.

Mr. Miller will be eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

If Mr. Miller’s employment is terminated by the Company without “Cause” or by Mr. Miller for “Good Reason” (each as defined in the Miller Employment Agreement), in each case subject to Mr. Miller entering into and not revoking a separation agreement in a form acceptable to the Company, Mr. Miller will be eligible to receive:

•                  accrued benefits under the Miller Employment Agreement;

•                  subject to complying with obligations set forth in the Miller Employment Agreement, continued payment of Mr. Miller base salary for twelve consecutive months;

•                  a prorated annual bonus earned in the year in which the termination occurs, payable when such annual bonuses are paid to other executive employees of the Company;

•                  full vesting of options awarded by the Company; and

•                  if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Miller and his covered dependents prior to the date of termination, until the earliest of (x) the first anniversary of his termination, (y) expiration of Mr. Miller’s continuation coverage under COBRA, or (z) the date when Mr. Miller is eligible for substantially equivalent health insurance.

Subsequent to any termination, Mr. Miller will be subject to a confidentiality covenant, a six-month non-competition covenant, and a one-year non-solicitation and non-interference covenant.

On July 12, 2018, Mariam E. Morris resigned as Chief Financial Officer of the Company effective immediately. Ms. Morris was serving as the Company’s principal financial and accounting officer. Her resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 13, 2018, the Company and Ms. Morris entered into a Separation and Release agreement (“Separation Agreement”).  Pursuant to the Separation Agreement, Ms. Morris will receive: (i) continued payments of her base salary for a total of twelve months; (ii) immediate vesting of the unvested options remaining from all of Ms. Morris’ stock option grants; (iii) payments of applicable COBRA premiums for the lesser of twelve months or until Ms. Morris becomes eligible for substantially equivalent insurance benefits from another employer; and (iv) a waiver of her covenant not to compete in her employment agreement, dated July 16, 2015 and amended on or about March 9, 2017.  Pursuant to the Separation Agreement, Ms. Morris has agreed to stay at the Company for 30-days as a consultant to aid the Company during the transition.

Chief Scientific Officer Appointment

On July 16, 2018, the Company entered into an employment agreement (the “Calias Employment Agreement”) with Dr. Pericles Calias for him to serve as the Company’s Chief Scientific Officer.

From May 2017 to May 2018, Dr. Calias was the vice president global CMC and product development at Sucampo Pharmaceuticals, Inc., a global biopharmaceutical company.  Since June 2014, Dr. Calias has led Educational Trainers and Consultants, an independent consultancy group that provides support throughout all stages of pharmaceutical and device development, in advising multiple companies on their drug development. Prior to that, from 2007 to 2014, he served in various positions at Shire HGT, a leading global biotechnology company focused on serving people with rare diseases.  He holds a Ph.D. in Organic Chemistry from Tufts University and a B.S. in biology from Suffolk University.

Dr. Calias is 50 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Dr. Calias had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Calias Employment Agreement, Dr. Calias will commence full-time employment with the Company on July 16, 2018 at an initial base salary of $260,000 per year, subject to review and adjustment by the Board from time to time.  The Compensation Committee of the Company has also granted Dr. Calias an option to purchase 80,000 shares of the Company’s common stock, which will vest over four year, as described in the Calias Employment Agreement. Dr. Calias will be eligible for discretionary annual bonus that may consist of cash and/or grants of equity awards of the Company, with a target bonus of 40% of his base salary.

Dr. Calias will be eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

If Dr. Calias’s employment is terminated by the Company without “Cause” or by Dr. Calias for “Good Reason” (each as defined in the Calias Employment Agreement), in each case subject to Dr. Calias entering into and not revoking a separation agreement in a form acceptable to the Company, Dr. Calias will be eligible to receive:

•                  accrued benefits under the Calias Employment Agreement;

•                  subject to complying with obligations set forth in the Calias Employment Agreement, continued payment of Dr. Calias base salary for twelve consecutive months;

•                  a prorated annual bonus earned in the year in which the termination occurs, payable when such annual bonuses are paid to other executive employees of the Company;

•                  full vesting of options awarded by the Company; and

•                  if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Dr. Calias and his covered dependents prior to the date of termination, until the earliest of (x) the first anniversary of his termination, (y) expiration of Dr. Calias’s continuation coverage under COBRA, or (z) the date when Dr. Calias is eligible for substantially equivalent health insurance.

Subsequent to any termination, Dr. Calias will be subject to a confidentiality covenant, a six-month non-competition covenant, and a one-year non-solicitation and non-interference covenant.

The foregoing summaries of the material terms of the Miller Employment Agreement, the Separation Agreement and the Calias Employment Agreement are qualified in their entirety by reference to the complete text of the agreements, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 12, 2018, by and between Cerecor Inc. and Joseph M. Miller.

10.2	Separation and Release Agreement, dated July 13, 2018, by and between Cerecor Inc. and Mariam E. Morris.

10.3	Employment Agreement, dated July 16, 2018, by and between Cerecor Inc. and Pericles Calias.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.
Date: July 16, 2018
/s/ Peter Greenleaf
Peter Greenleaf
Chief Executive Officer